UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36405	46-3769850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8670 Wolff Court, Suite 240 Westminster, Colorado	80031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of Acquisition or Disposition of Assets

On June 12, 2014, Farmland Partners Inc. (the “Company”) completed the previously announced purchase of all of the issued and outstanding capital stock of Hudye Farms U.S., Inc., a Colorado corporation (“HFUSI”), from unrelated third-party individuals for an aggregate purchase price of $24.5 million. HFUSI owns a total of approximately 12,500 acres of row crop farmland located primarily in eastern Colorado, with a small portion of the farmland in western Kansas. The Company funded the purchase with cash proceeds from its initial public offering.

Item 9.01.                                        Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired.

The financial statements that are required to be filed pursuant to this item will be filed by amendment not later than 71 days after the date on which this initial Form 8-K is required to be filed.

(b)  Pro Forma Financial Information.

The pro forma financial information that is required to be filed pursuant to this item will be filed by amendment not later than 71 days after the date on which this initial Form 8-K is required to be filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: June 18, 2014	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer, Secretary and Treasurer

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